UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SCANSOURCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCANSOURCE, INC.

6 Logue Court

Greenville, South Carolina 29615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 2, 2004

The Annual Meeting of Shareholders of ScanSource, Inc. will be held at the Hyatt Hotel, 220 North Main Street, Greenville, South Carolina, on Thursday, December 2, 2004, at 10:00 a.m., for the following purposes:

(1)	To elect six members to the Board of Directors;

(2)	To amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 25,000,000 to 45,000,000 shares;

(3)	To ratify the appointment of the Company’s independent auditors; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders whose names appear of record on the books of the Company at the close of business on October 18, 2004 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy card in the enclosed postage paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.

Steven H. Owings Chairman of the Board

October 27, 2004

SCANSOURCE, INC.

6 Logue Court

Greenville, South Carolina 29615

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ScanSource, Inc. (the “Company”) to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Hotel, 220 North Main Street, Greenville, South Carolina, on Thursday, December 2, 2004, at 10:00 a.m., and at any adjournments thereof (the “Annual Meeting”). This Proxy Statement and the accompanying notice and form of proxy are being mailed to shareholders commencing on or about October 28, 2004.

Any shareholder who executes the form of proxy referred to in this Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by giving written notice to the Secretary of the Company of such revocation, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may solicit proxies personally or by mail, telephone or facsimile. No compensation will be paid for such solicitations. The Company has also hired Georgeson Shareholder Communications, Inc. to assist in the distribution of proxy materials and the solicitation of votes and expects to pay a fee of approximately $13,000 plus expenses for these services. In addition, the Company will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at the request of the Company, may send proxies and proxy solicitation material to their clients and principals.

Voting Securities Outstanding

The Board of Directors has fixed the close of business on October 18, 2004 as the record date and time for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. As of such date, 12,618,792 shares of the Company’s no par value common stock (the “Common Stock”) were outstanding. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting, and no other outstanding shares of capital stock of the Company are eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company’s Amended and Restated Articles of Incorporation. Consequently, each eligible share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. The election of directors will be by plurality vote as indicated below. The proposed amendment to the Company’s Amended and Restated Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding shares of Common Stock entitled to be cast thereon. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposed amendment. For each other matter specified in this Proxy Statement to be submitted for shareholder approval at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and therefore will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Broker non-votes will be considered shares present but not entitled to vote and therefore will have no effect on the outcome of the vote on such matters. A broker non-vote occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

The Bylaws of the Company provide that the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and at any adjournments thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegram. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

PROPOSAL ONE

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting. Pursuant to the authority granted to it by the Company’s Bylaws, the Board of Directors has set the size of the Board of Directors at six members.

The Board of Directors has recommended each of the six current members of the Board of Directors as nominee for election as directors at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified. The following are the Company’s nominees for election as directors at the Annual Meeting: Michael L. Baur, Steven R. Fischer, James G. Foody, Michael J. Grainger, Steven H. Owings and John P. Reilly.

In accordance with the Bylaws of the Company, those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) will be elected to the Board of Directors. Abstentions and shares held in street name that are not voted in the election of directors (i.e., broker non-votes) will not be included in determining the number of votes cast in the election of directors. The proxies solicited for the Annual Meeting cannot be voted for a greater number of persons than six, the number of nominees named. Cumulative voting in the election of directors is not permitted by the Company’s Amended and Restated Articles of Incorporation. If any nominee shall become unavailable for any reason, the persons named in the form of proxy shall vote for a substitute nominee or vote to reduce the number of directors to be elected as directed by the Board of Directors. The Board of Directors has no reason to believe that any of the six nominees listed above will not be available for election as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

As of October 7, 2004, the Board of Directors of the Company unanimously approved and directed that there be submitted to shareholders for their approval an amendment to Article 3 of the Company’s Amended and Restated Articles of Incorporation, which would increase the number of shares of Common Stock that the Company is authorized to issue from 25,000,000 shares to 45,000,000 shares (the “Share Increase Amendment”).

The text of the proposed amendment is set forth below:

RESOLVED, that the first sentence of Article 3 of the Company’s Amended and Restated Articles of Incorporation be amended to read as follows:

“The corporation is authorized to issue two classes of stock as follows:

Class of Shares	Authorized Number of Each Class
Common Stock	45,000,000
Preferred Stock	3,000,000”

The remainder of Article 3 will not be changed.

Although the Board of Directors has considered and may hereafter consider actions such as stock splits, stock dividends and issuances of Common Stock under employee benefit plans, the Board has made no determination regarding any particular transaction for the issuance of additional shares if the Share Increase Amendment is approved by the shareholders. Furthermore, the Company currently has no plans, proposals or arrangements for the use of such additional shares in a merger, acquisition or other similar transaction. As a result of the number of shares of Common Stock currently outstanding and otherwise reserved for future issuance, however, the Board of Directors believes that it currently lacks the flexibility to undertake possible future actions that could be beneficial to the Company.

The Board believes that the proposed increase in the authorized shares of Common Stock is desirable to enhance the Company’s flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances, and such other corporate purposes as may arise. Having such authorized Common Stock available for issuance in the future will give the Company greater flexibility and will allow additional shares of Common Stock to be issued, subject to applicable law and rules of The NASDAQ National Market, without the expense and delay of a shareholders’ meeting. Such a delay might deny the flexibility the Board views as important in facilitating the effective use of the Company’s securities.

If this proposal is approved and implemented, the Board does not intend to seek further shareholder approval prior to the issuance of any additional shares of Common Stock in future transactions unless required by law, the Amended and Restated Articles of Incorporation, the requirements of NASDAQ, or unless the Board deems it advisable to do so with respect to an employee benefit plan or stock option plan or otherwise. As indicated, however, at the date of this Proxy Statement, the Board has made no determination regarding any specific transaction which would result in the issuance of any of the additional shares of Common Stock that would be authorized by the Share Increase Amendment.

If the proposal to increase the authorized shares of Common Stock is approved and implemented, the additional authorized shares will be part of the existing class of such Common Stock and will increase the number of shares of Common Stock available for issuance by the Company, but will have no effect upon the terms of the Common Stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of Common Stock will have identical rights and privileges as the shares of Common Stock currently outstanding. Holders of Common Stock are not entitled to preemptive rights under the Company’s Amended and Restated Articles of Incorporation.

The Board of Directors does not intend or view the proposed increase in authorized Common Stock (or any other action contemplated by the Board) as an anti-takeover measure, but rather, as a means of providing greater flexibility to the Board as indicated above. Having said that, such additional authorized shares could be used to block an unsolicited acquisition (including a third-party proposal at a price per share with an above-market premium) through the issuance of large blocks of stock to persons or entities considered by the Company’s officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (that is, it might impede the completion of a merger, tender offer or other takeover attempt even if it appears desirable to a majority of the Company’s independent shareholders).

The Board is not proposing the Share Increase Amendment in response to an effort by any party to accumulate Company stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the proposed Share Increase Amendment is not part of any plan by management to recommend a series of similar amendments to the Board and the Company’s shareholders. Finally, the Board does not currently contemplate recommending the adoption of any other amendments to the Amended and Restated Articles of Incorporation or the Company’s Bylaws or entering into any other arrangements that would affect the ability of third parties to acquire or change control of the Company.

The Company’s Amended and Restated Articles of Incorporation include a “blank check” preferred stock provision that permits the Board to issue up to 3,000,000 shares of preferred stock on terms established by the Board from time to time. The Amended and Restated Articles of Incorporation also include a provision permitting the Board, when evaluating an offer by another party involving a tender or exchange offer, a merger or consolidation, an acquisition of all or substantially all the assets of the Company, or other similar extraordinary corporate transaction with the Company, in its discretion, to give due consideration to (a) all relevant factors, including without limitation, the social, legal and economic effects on employees, customers, suppliers and other constituencies of the Company, on the communities and geographic regions in which the Company operates, and on any of the businesses and properties of the Company, and (b) all features of the consideration offered, not only in relation to the then current market price of the Common Stock, but also in relation to the current value of the Company in a freely negotiated transaction and in relation to the Board’s estimate of the future value of the Company as an independent going concern. The availability of this “blank check” preferred stock and provision regarding the evaluation of offers could similarly be used by the Board in ways that might be deemed to have an anti-takeover effect. These provisions have been included in the Company’s Amended and Restated Articles of Incorporation since 1994, however, and have never been used for such purpose. The Company’s credit facility includes as an event of default the acquisition by any person or group of persons acting in concert of 20% or more of the Company’s Common Stock, or, under certain circumstances, a change in a majority of the Board of Directors. See “Management—Executive Compensation—Employment, Severance and Change in Control Agreements” for additional information concerning consequences of a future change in control of the Company.

Approval of the Share Increase Amendment requires the affirmative vote of two-thirds of the outstanding shares of the Company’s Common Stock entitled to be cast thereon.

The Share Increase Amendment, if approved by shareholders, will become effective on the date the Share Increase Amendment is filed with the Secretary of State for the State of South Carolina. It is anticipated that the appropriate filing to effect the Share Increase Amendment will be made as soon as practicable following approval of the Share Increase Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE SHARE INCREASE AMENDMENT.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending June 30, 2005 which appointment has been ratified by the Board of Directors. See the “Audit Committee Report” below for more information. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP.

A representative of Ernst & Young LLP is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

Principal Auditor Fees and Services

As reflected in the table below, the Company incurred fees in fiscal 2003 and 2004 for services performed by Ernst & Young LLP.

	Year Ended June 30, 2003	Year Ended June 30, 2004
Audit Fees	$195,756	$200,120
Audit-Related Fees	8,500	19,163
Tax Fees	403,643	432,763
All Other Fees	900	59,700
Total Fees	$608,799	$711,746

In the above table, in accordance with applicable SEC rules:

•	“audit fees” are fees billed by the independent auditors for professional services for the audit of the consolidated financial statements included in the Company’s Form 10-K and review of financial statements included in the Company’s Form 10-Qs, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements;

•	“audit-related fees” are fees billed by the independent auditors for audits of the Company’s employee benefit plan and services related to the Company’s upcoming integrated audit of internal controls under Section 404 of the Sarbanes Oxley Act;

•	“tax fees” are fees billed by the independent auditors for professional services for tax compliance, tax advice, and tax planning; and

•	“all other fees” are fees billed by the independent auditors to the Company for any services not included in the first three categories above, and primarily consist of fees related to assistance in the documentation of internal controls for the Company’s foreign subsidiaries.

Audit Committee’s Pre-approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by the Company’s independent auditor, including pre-approval of tax services within budgeted quarterly amounts. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee to one or more members of the Committee, who shall present any decision to pre-approve an activity to the full Committee at the first meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and has determined the provision of such services is compatible with maintaining Ernst & Young LLP’s independence. The Company had obtained certain tax related services from Ernst & Young LLP until July 1, 2004. Included in the Tax Fees total for fiscal 2004 in the table above is $249,762 for these services. The Company is performing these services internally beginning in fiscal 2005.

OTHER BUSINESS

The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should be duly presented for a vote, then the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

PROPOSALS FOR 2005 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company by June 30, 2005 for possible inclusion in the proxy material relating to such meeting, in accordance with the SEC’s Rule 14a-8. Any proposal received after this date will be considered untimely and may be excluded from the proxy material.

The deadline for shareholders to provide written notice of intent to make nominations for the election of directors at the 2005 Annual Meeting of Shareholders (but not for inclusion in the proxy material relating to such meeting) will be 90 days prior to the date of the meeting. Such notice must also otherwise conform to the requirements of the Company’s Bylaws. For any other shareholder proposal intended to be presented at the 2005 Annual Meeting of Shareholders received by the Company after September 13, 2005, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

MANAGEMENT

Directors and Executive Officers of the Company

The following sets forth certain information regarding the Company’s executive officers and directors:

Steven H. Owings, 51, has served as Chairman of the Board of Directors of the Company since its inception in December 1992, and was Chief Executive Officer of the Company from December 1992 until January 2000. From 1991 to 1992, Mr. Owings served as Chairman of the Board, Chief Executive Officer and the sole shareholder of Argent Technologies, Inc. (“Argent”), a personal computer manufacturer. From 1983 to 1991, Mr. Owings held various positions with Gates/FA Distributing, Inc., a distributor of PC products, and its predecessors (“Gates”), including serving as President from December 1987 until December 1990, Chief Executive Officer from December 1987 to December 1991, and Chairman of the Board of Directors from December 1990 to December 1991.

Michael L. Baur, 47, has served as Chief Executive Officer of the Company since January 2000, President of the Company since its inception in December 1992, and as a director since December 1995. Prior to joining the Company, from April 1991 to November 1992, Mr. Baur served in various positions at Argent, including President and General Manager. In September 1989, Mr. Baur joined Gates as Product Manager and served as Merchandising Director from February 1990 to March 1991.

Richard P. Cleys, 53, has served as Vice President and Chief Financial Officer of the Company since November 2002. Prior to joining the Company, Mr. Cleys served as Vice President and Controller of Lanier Worldwide, Inc., a multinational office product and service distributor from 1996 to 1998 and as Vice President Finance and Treasurer from 1999 to 2001. From 1993 to 1996, Mr. Cleys served as Vice President and Chief Financial Officer of AB Dick, Inc., a manufacturer of printing products. From 1977 to 1993, Mr. Cleys served in various financial management roles with Gould, Inc., an electronic product manufacturer.

Jeffery A. Bryson, 44, has served as Vice President of Administration and Investor Relations since July 2002. Mr. Bryson served as interim Chief Financial Officer of the Company from July 2002 to November 2002, and as Chief Financial Officer and Treasurer from 1993 until July 2002. Prior to joining the Company, Mr. Bryson was employed for more than seven years with the accounting firm of KPMG LLP, where he last held the position of senior manager.

Robert S. McLain, Jr., 44, has served as the Company’s Vice President of Marketing since September 1997. Prior to joining the Company, from July 1995 to September 1997, Mr. McLain served as President of Transition Marketing, Inc., a majority-owned subsidiary of the Company. From July 1993 to June 1995, Mr. McLain was Director of Marketing with Gates, and from July 1991 to June 1993, he was a senior account executive with a broadcasting firm in Greenville, South Carolina.

Steven R. Fischer, 59, has served as a director of the Company since December 1995. Mr. Fischer has served as President of North Fork Business Capital Corporation since July 2004, and as President of Transamerica Business Capital Corporation from September 2000 to February 2004, as Executive Vice President and Division Manager of Transamerica Business Capital Corporation from October 1997 to September 2000 and as Senior Vice President and Regional Manager of Transamerica Business Capital Corporation from March 1992 to October 1997. From February 1981 to March 1992, Mr. Fischer served as Vice President and Regional Manager of Citibank, N.A. Mr. Fischer is currently a director of Falconstor Software Inc. (“Falconstor”), a provider of storage networking infrastructure software.

James G. Foody, 74, has served as a director of the Company since December 1995. Mr. Foody has served as a business consultant in Greenville, South Carolina since October 1990. Prior to that time, he was a partner in the accounting firm of Ernst & Young LLP.

Michael J. Grainger, 52, was appointed as a director effective October 8, 2004. Mr. Grainger served as President and Chief Operating Officer of Ingram Micro, Inc., a technology distributor, from January 2001 to April 2004. From May 1996 to July 2001 he served as Executive Vice President and Chief Financial Officer of Ingram Micro, and from July 1990 to October 1996 as Vice President and Controller of Ingram Industries, Inc.

John P. Reilly, 56, has served as a director of the Company since June 2001. Mr. Reilly is co-founder and managing partner of Keltic Financial Services, LLC in Rye, New York. Prior to that, from 1977 to 1999, he held various senior management positions in the Leveraged Buy-Out, Leasing, Corporate Finance and Private Banking divisions at Citibank, N.A.

Board Meetings and Committees

The Board of Directors of the Company met or acted by written consent a total of 19 times during the Company’s fiscal year ended June 30, 2004. No director attended fewer than 75% of the total of such meetings, and the meetings of the committees upon which he served, held during the period for which he served as director.

Other than Mr. Baur and Mr. Owings, the Board of Directors has determined that each member of the Board meets the requirements for being “independent” as defined in SEC rules and regulations and NASDAQ listing standards.

Pursuant to the Bylaws of the Company, the Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a Compensation Committee, a Governance Committee and a Nominating Committee.

The Audit Committee is composed of Messrs. Fischer, Foody and Reilly. The functions of the Audit Committee include recommending to the Board of Directors the retention of independent auditors, reviewing the scope of the annual audit undertaken by the Company’s independent auditors and the progress and results of their work, and reviewing the financial statements of the Company and its internal accounting and auditing procedures. No directors of the Company who are also executive officers may serve on the Audit Committee. This committee met or acted by written consent 7 times during the fiscal year ended June 30, 2004. Each member of the Audit Committee meets the definition of independence for audit committee members as set forth in the NASDAQ listing standards. The board has determined that Mr. Fischer meets the requirements of an “audit committee financial expert” as defined in SEC rules and regulations.

The Compensation Committee is composed of Messrs. Fischer and Foody. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain officers of the Company, administering the Company’s stock option plans, and considering such other matters as may from time to time be referred to the Compensation Committee by the Board of Directors. No directors of the Company who are also executive officers of the Company may serve on the Compensation Committee or may participate in deliberations of such committee concerning the compensation of such executive officers. This committee met or acted by written consent 5 times during the fiscal year ended June 30, 2004.

The Governance Committee is composed of Messrs. Baur, Fischer, Foody and Reilly. The functions of the Governance Committee include oversight and responsibility for implementation of the Company’s program for complying with the requirements of the Sarbanes-Oxley Act of 2002 and rules and regulations of the SEC and NASDAQ thereunder or related thereto (in conjunction with the Audit Committee, where necessary or appropriate) as well as other NASDAQ rulemaking initiatives pertaining to corporate governance considerations. This committee met or acted by written consent 2 times during the fiscal year ended June 30, 2004.

The Nominating Committee is currently composed of Messrs. Fischer, Foody, Reilly and, as of October 8, 2004, Mr. Grainger. The functions of the Nominating Committee include oversight and responsibility for the recruitment and nomination of directors of the Company from time to time including, but not limited to, the nomination of directors for election at each annual meeting of shareholders of the Company. As vacancies arise, the Nominating Committee will consider nominees to the Board of Directors recommended by shareholders of the Company. Nominations should be submitted in writing to the Secretary of the Company, giving the recommended nominee’s name, biographical data, and qualifications and must otherwise comply with the requirements of the Company’s Bylaws. See “Proposals for 2005 Annual Meeting” for further information. The Nominating Committee met once during the fiscal year ended June 30, 2004.

The Nominating Committee operates pursuant to a charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating Committee. A copy of the charter is included as Annex A to this Proxy Statement. The Nominating Committee will identify and screen potential nominees for directors and recommend nominees to the Board.

The Nominating Committee has not adopted specific objective requirements for service on the Board. Instead, the Nominating Committee will consider various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including the nominee’s experience and skills and whether such skills or experience are particularly relevant to the Company; whether the nominee would be an independent director under NASDAQ listing standards and applicable law; and in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service. The Nominating Committee will consider candidates recommended by shareholders in the same manner as other candidates.

Board Member Attendance at Annual Meetings

The Company encourages all of the directors to attend the annual meetings of shareholders. All of the directors then serving on the Board attended the 2003 Annual Meeting of Shareholders.

Communications Between Security Holders and Board of Directors

Security holders of the Company may send written communications to the Board or any one or more of the individual members of the Board by directing such communication to the Company’s Secretary by mail in the care of the Secretary, at the Company’s principal executive offices, or by e-mail to john.ellsworth@scansource.com. All written communications will be compiled by the Secretary and promptly submitted to the individual directors being addressed or to the chair of the committee whose areas of responsibility includes the specific topic addressed by such communication, or in all other cases, to the chairman of the Board.

Code of Ethics

The Company’s code of conduct is applicable to all of the Company’s executive officers, including the Chief Executive Officer and the Chief Financial Officer, directors and employees. The Company will provide a copy of the code of conduct upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Secretary. The Company may also post the code of conduct on its website at www.scansource.com.

The Company will post on its website or will disclose on a Form 8-K filed with the SEC any amendments to, or waivers from, a provision of the code of conduct that applies to the Chief Executive Officer and the Chief Financial Officer, or persons performing similar functions, and that relates to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the standards; or (v) accountability for adherence to the code. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefor on a Form 8-K filed with the SEC.

Section 16(a) Beneficial Ownership Reporting Requirements

The Company believes that each of its officers and directors complied with all requirements applicable to them during the fiscal year ended June 30, 2004 pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that, for a group of executives including Mr. Baur, Mr. Owings, Mr. Cleys, Mr. McLain and Mr. Bryson who received stock options on January 2, 2004, their Form 4’s were filed late by 11 business days. None of the granted options are exercisable prior to January 2, 2005 due to a vesting requirement which occurs over three years of continued employment.

EXECUTIVE COMPENSATION

The following table sets forth the cash and other specified compensation to the Company’s Chairman of the Board, Chief Executive Officer and President, Vice President and Chief Financial Officer, Vice President of Administration and Investor Relations, and Vice President of Marketing (the “Named Executive Officers”) in the fiscal years ended June 30 in each of 2004, 2003 and 2002.

Summary Compensation Table

						Long-Term Compensation	Other Compensation (3)
	Annual Compensation (1)					Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Securities Underlying Options (2)
Steven H. Owings Chairman of the Board	2004 2003 2002	$ $ $	400,000 350,000 200,000	$ $ $	492,560 405,242 318,100	15,000 15,000 10,000	$ $ $	20,876 15,918 7,292

Michael L. Baur Chief Executive Officer and President	2004 2003 2002	$ $ $	600,000 493,750 175,000	$ $ $	738,840 717,410 795,250	35,000 25,000 20,000	$ $ $	20,876 15,918 7,292

Richard P. Cleys (4) Vice President and Chief Financial Officer	2004 2003 2002	$ $	200,000 122,308 —	$ $	80,254 52,535 —	7,500 20,000 —	$ $	25,390 49,993 —

Jeffery A. Bryson Vice President of Administration and Investor Relations	2004 2003 2002	$ $ $	152,500 125,000 90,000	$ $ $	58,754 150,000 318,100	2,200 1,500 2,000	$ $ $	20,876 15,918 21,626

Robert S. McLain, Jr. Vice President of Marketing	2004 2003 2002	$ $ $	155,000 150,000 150,000	$ $ $	72,129 56,504 50,000	2,200 — 4,000	$ $ $	20,876 15,918 11,907

(1)	The amounts shown for each Named Executive Officer may exclude certain perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer for any year included in this table.

(2)	Share information set forth in the Summary Compensation Table and in the additional stock option tables and elsewhere in this Proxy Statement give effect to the 2-for-1 split of the Company’s Common Stock, effected in the form of a 100% Common Stock dividend as of January 28, 2003.

(3)	The amounts shown for each Named Executive Officer other than Mr. Cleys reflect contributions by the Company under the Company’s defined contribution plan. The amounts shown for Mr. Cleys in 2003 consist of the reimbursement of relocation expenses of $24,768 incurred by him in connection with his joining the Company, a tax gross-up of $14,652 and contributions by the Company under the Company’s defined contribution plan of $10,573. The amounts shown for Mr. Cleys in 2004 consist of an additional tax gross-up amount of $4,514 paid to him after June 30, 2003, and contributions by the Company under the Company’s defined contribution plan of $20,876.

(4)	Mr. Cleys joined the Company in November 2002.

Option Grants

The following table sets forth information with respect to the stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2004.

Option Grants In Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (2)	Expiration Date
Name					5%	10%
Steven H. Owings	15,000	10.4%	$46.12	01/02/2014	$435,069	$1,102,551
Michael L. Baur	35,000	24.4%	$46.12	01/02/2014	$1,015,162	$2,572,619
Richard P. Cleys	7,500	5.2%	$46.12	01/02/2014	$217,535	$551,276
Jeffery A. Bryson	2,200	1.5%	$46.12	01/02/2014	$63,810	$161,707
Robert S. McLain, Jr.	2,200	1.5%	$46.12	01/02/2014	$63,810	$161,707

(1)	All options were granted under the ScanSource, Inc. 2002 Long-Term Incentive Plan and vest in one-third increments on the anniversary date of the grant (January 2, 2004) over the next three years.

(2)	The exercise price equals the closing price of the Common Stock on the date of grant.

Option Exercises and Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended June 30, 2004, and the number and value of unexercised stock options held by each of the Named Executive Officers at June 30, 2004.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

	Shares Acquired On Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven H. Owings	10,451	$335,144	109,110	28,333	$5,116,462	$667,325
Michael L. Baur	60,000	$2,442,518	189,429	58,333	$8,613,566	$1,287,623
Richard P. Cleys	6,667	$161,675	—	20,833	—	$468,674
Jeffery A. Bryson	41,710	$1,027,974	24,923	3,867	$1,094,512	$88,779
Robert S. McLain, Jr.	19,000	$753,600	18,667	3,533	$772,639	$80,141

(1)	The amount realized is based on the per share price of the Common Stock as reported on The NASDAQ National Market on the day of exercise.

(2)	Based on a per share price of $59.42, the closing price of the Common Stock as reported on The NASDAQ National Market on June 30, 2004, the last trading day of the fiscal year.

Equity Compensation Plan Information

The following table gives information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 30, 2004.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	258,717	(1)	$36.88	132,150
	508,657	(2)	$14.99	11,920
	91,576	(3)	$13.41	7,789
	14,100	(4)	$43.15	110,900
	80,000	(5)	$25.77	—

Equity Compensation Plans Not Approved by Shareholders	1,334	(6)	$7.00	—

TOTAL:	954,384		—	262,759

(1)	ScanSource, Inc. 2002 Long-Term Incentive Plan

(2)	ScanSource, Inc. 1997 Stock Incentive Plan, as amended

(3)	ScanSource, Inc. 1993 Incentive Stock Option Plan, as amended

(4)	ScanSource, Inc. 2003 Director’s Equity Compensation Plan

(5)	ScanSource, Inc. 1999 Non-Employee Director Stock Option Plan, as amended

(6)	Plan not approved by shareholders consist of the following as further described below: 1997 Stock Option Plan for Paige Rosamond

Description of Equity Compensation Plans Not Approved by Shareholders

ScanSource, Inc. 1997 Stock Option Plan for Paige Rosamond. The ScanSource, Inc. 1997 Stock Option Plan for Paige Rosamond was created pursuant to the terms of the Stock Option Agreement dated March 19, 1997 between the Company and Paige Rosamond. The plan granted Paige Rosamond the option to purchase up to 2,000 shares of the Company’s Common Stock at a purchase price of $7.00 per share, the fair market value on the date of grant (of which, 1,334 shares underlying options remained outstanding at June 30, 2004). The option is exercisable with respect to one-third of the option shares at any time after the first anniversary of the date of grant; is exercisable with respect to two-thirds of the option shares at any time after the second anniversary of the date of grant; and is exercisable with respect to all of the option shares at any time after the third anniversary of the date of grant. Any options not exercised on or before the tenth anniversary of the date of grant will terminate.

Employment, Severance and Change in Control Agreements

Michael L. Baur, Steven H. Owings, Richard P. Cleys, Jeffery A. Bryson and Robert S. McLain, Jr. Each of Messrs. Baur and Owings entered into employment agreements with the Company in October 2002. Mr. Cleys, Mr. McLain and Mr. Bryson entered into employment agreements in November 2002, January 2004, and September 2004, respectively. The material terms of the agreements are summarized below.

Each of Mr. Baur’s, Mr. Owings’ and Mr. Cleys’ employment agreement is effective for a term ending on June 30, 2005, unless a change in control occurs, in which case the employment agreement will be effective until the later of June 30, 2005 or the first anniversary of the change in control. Mr. McLain’s and Mr. Bryson’s employment agreements are effective for a term ending on December 31, 2004 and June 30, 2006, respectively.

Each executive is entitled to an annual base salary, subject to yearly review, plus an annual incentive bonus opportunity, which, in the case of Messrs. Baur and Owings, is determined annually based on a measurement of return on invested capital and operating income, and in the case of Messrs. Cleys, Bryson and McLain is determined based on attainment of management objectives. Mr. Cleys is also entitled, in addition to such performance bonus, to a quarterly bonus in the amount of $7,500, through the quarter ended June 30, 2005. Each executive is entitled to participate in all incentive, savings, retirement and welfare benefit plans made generally available to executive officers of the Company. The current annual salaries of these executive officers are as follows: Mr. Baur—$600,000; Mr. Owings—$400,000; Mr. Cleys—$200,000; Mr. Bryson—$180,000; and Mr. McLain—$150,000.

Each of Messrs. Baur, Owings, Cleys, Bryson and McLain has agreed in his employment agreement not to disclose or use confidential information or to compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of two years following the termination of his employment with respect to Mr. Baur, Mr. Owings, Mr. Cleys, and Mr. Bryson and for a period of one year with respect to Mr. McLain.

Each of these employment agreements may be terminated by the Company at any time for “cause” (as defined therein) or for no reason, or by the executive with or without “good reason” (as defined therein, which includes termination by the executive for certain reasons during the 60-day period beginning on the six-month anniversary of a change in control). The agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

If the executive’s employment is terminated by the Company without cause or if he resigns for good reason and the executive signs a release, the Company will be required to pay him his accrued salary, a pro rata annual bonus, and other accrued benefits through the date of termination. In addition, the Company will be required to pay the executive a severance amount equal to the executive’s highest combined base salary and annual bonus in the last three full fiscal years, multiplied by an applicable severance multiple. The severance multiple with respect to Mr. Baur, Mr. Owings and Mr. Cleys is the greater of (a) one, (b) the number of full months then remaining until June 30, 2005, divided by 12, or (c) two, if the employment termination occurs within 12 months after or otherwise in contemplation of a change in control. The severance multiple with respect to Mr. McLain is the number of days remaining between the date of his termination and December 31, 2004, divided by 365. The severance multiple with respect to Mr. Bryson is one (1).

In addition, if Mr. Bryson’s employment is terminated by the Company within 12 months after, or otherwise in contemplation of, a change in control of the Company, and not for cause or disability, and if Mr. Bryson signs a release, then the Company will be required to pay him his accrued salary, a pro rata annual bonus, and other accrued benefits through the date of termination. In addition, the Company will be required to pay Mr. Bryson a severance amount equal to his highest combined base salary and annual bonus in the last three full fiscal years.

If the employment of the executive is terminated by reason of his death, disability or retirement, or if the employment period is allowed to expire without early termination, the executive will be entitled to his accrued salary, pro rata annual bonus and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates the executive for cause, or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

Compensation of Directors

Directors who are not employees of the Company are paid an annual retainer of $25,000. An additional annual retainer of $25,000 is paid, as applicable, to a non-executive Chairman (or Acting Chairman) of the Board of Directors. Additional annual retainers of $2,000 are paid to the chairmen of the Audit Committee,

Compensation Committee, Nominating Committee and Governance Committee. Annual service for this purpose relates to the approximate 12-month periods between annual meetings of the Company’s shareholders. Non-employee directors also receive meeting fees of $1,000 for each board or committee meeting attended.

Under the Directors Equity Compensation Plan (the “Director Plan”) on the day following each annual meeting of shareholders, each non-employee director is granted stock options to purchase a number of shares of Common Stock (rounded up to the nearest hundred shares) calculated by dividing $200,000 by the average per share stock price of the Common Stock for the 30 day period immediately preceding the grant date. Options granted under the Director Plan are exercisable beginning six months after the option is granted. Options may be exercised only during the period in which the option holder remains a director of the Company and for one year thereafter, unless the director’s membership on the Board of Directors is terminated for cause, in which case all options granted to such director expire upon such termination.

Mr. Grainger, who was appointed to the Board effective October 8, 2004, will receive a pro rata portion of the directors’ annual compensation described above, including a pro rata option grant under the Director Plan, for his services until the Annual Meeting.

All directors are reimbursed for their expenses incurred in connection with the performance of their services as directors.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2004, matters of executive compensation were decided by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of Messrs. Fischer and Foody. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation of the Company’s executive officers is generally determined by the Compensation Committee of the Board of Directors. The following report with respect to certain compensation paid or awarded to the Company’s executive officers during the fiscal year ended June 30, 2004 is furnished by the directors who comprise the Compensation Committee.

General Policies. The Company’s compensation program is intended to enable the Company to attract, motivate, reward and retain the management talent to achieve corporate objectives, and thereby increase shareholder value. It is the Company’s policy to provide incentives to senior management to achieve both short-term and long-term objectives. To attain these objectives, the Company’s executive compensation program is composed of a base salary and bonus, which is generally established for the Named Executive Officers in an employment agreement.

Base Salary. Base salaries for each of the Named Executive Officers as established in his employment agreement are determined by a subjective assessment of the executive officer’s performance, in light of the officer’s responsibilities and position with the Company and the Company’s performance during prior periods. In evaluating overall Company performance, the primary focus is upon financial performance for the relevant annual period measured by operating income. Base salaries are reviewed periodically and from time to time by the Compensation Committee and adjusted appropriately.

Incentive Compensation. Incentive compensation for each of the Named Executive Officers is established based on a measurement of return on invested capital and operating income for Messrs. Baur and Owings and attainment of management objectives for Messrs. Cleys, Bryson and McLain. Incentive compensation is reviewed periodically and from time to time by the Compensation Committee and adjusted accordingly.

Stock Options. Executive compensation includes the grant of stock options in order to more closely align the interests of the executive with the long-term interests of the shareholders.

Chief Executive Officer Compensation. Michael L. Baur is an original founder of the ScanSource concept and has devoted his career to this concept since the inception of the Company in December 1992. The Compensation Committee believes that Mr. Baur’s entrepreneurial drive, dedication, commitment and knowledge have been vitally important to the successful and ongoing growth of the Company. Mr. Baur’s overall compensation for the fiscal year ended June 30, 2004 consisted of base salary, bonus and stock options. In determining Mr. Baur’s compensation, the Compensation Committee evaluated Mr. Baur’s personal performance, the performance of the Company and Mr. Baur’s long-term commitment to the success of and ownership position in the Company.

Compensation Committee:
Steven R. Fischer
James G. Foody

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At June 30, 2004, Steven H. Owings, Chairman of the Board, was a 50% owner of Custom Images, a specialty advertising company. Sales by Custom Images to the Company for the year ended December 31, 2003 amounted to $179,000, representing 6% of Custom Images’ sales. All sales are at arms’-length and are made on a competitive basis.

PERFORMANCE GRAPH

The following graph compares cumulative total shareholder return of the Common Stock over a five-year period with The NASDAQ Stock Market (US) Index and with a Peer Group of companies for the same period. Total shareholder return represents stock price changes and assumes the reinvestment of dividends. The graph assumes the investment of $100 on July 1, 1999.

*	The members of the Peer Group are Avnet, Inc., Ingram Micro, Inc., Symbol Technologies, Inc., Tech Data Corp. and Zebra Technologies Corporation. The returns of each company in the Peer Group have been weighted according to their respective stock market capitalization for purposes of arriving at a Peer Group average.

	1999	2000	2001	2002	2003	2004
SCANSOURCE INC.	100.00	179.77	219.28	283.98	247.20	549.55
PEER GROUP INDEX	100.00	131.29	95.82	72.82	72.03	102.77
NASDAQ MARKET INDEX	100.00	150.47	83.33	56.52	62.85	79.93

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock at October 6, 2004 of: (i) each person known by the Company to beneficially own five percent or more of the Common Stock; (ii) each director of the Company, (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company, as a group.

	Shares Beneficially Owned (1)
Name	Number	Percentage
Lord, Abbett & Co. (2)	1,337,353	10.6%
FMR Corp. (3)	1,237,800	9.8%
AXA Financial, Inc. (4)	950,186	7.5%
Michael L. Baur (5)	265,334	2.1%
Steven H. Owings (6)	195,609	1.6%
James G. Foody (7)	60,100	*
Steven R. Fischer (8)	43,705	*
Robert S. McLain, Jr. (9)	30,128	*
Jeffery A. Bryson (10)	27,140	*
John P. Reilly (11)	25,700	*
Richard P. Cleys (12)	6,666	*
Michael J. Grainger	—	*
All directors and executive officers as a group (9 persons)	654,382	5.2%

*	Amount represents less than 1.0%.

(1)	Applicable percentage of ownership is based upon 12,618,792 Common Stock outstanding on October 6, 2004. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	A Schedule 13G/A filed with the SEC reflects that Lord, Abbett & Co. was the beneficial owner of the indicated shares as of December 31, 2003 and held sole voting and investment power with respect to all such shares. The business address of the named shareholder is 90 Hudson Street, Jersey City, New Jersey 07302.

(3)	A Schedule 13G/A filed with the SEC reflects that FMR Corp. is the ultimate parent company of a variety of companies engaged in the securities business and was, along with certain related persons, the beneficial owner of the indicated shares as of December 31, 2003, including 60,700 shares as to which it held sole voting power and as to all of which it held sole investment power. The business address of the named shareholder is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	A Schedule 13G/A filed with the SEC reflects that AXA Financial, Inc. is a member of a group of affiliated companies, which had sole or shared voting power with respect to 891,486 shares and sole or shared investment power with respect to 950,186 shares, in each case as of December 31, 2003. The business address of the named shareholder is 1290 Avenue of the Americas, New York, New York 10104.

(5)	Includes 196,096 shares issuable pursuant to exercisable options granted by the Company. Does not include 51,666 shares issuable pursuant to options granted by the Company which are not currently exercisable.

(6)	Includes 112,444 shares issuable pursuant to exercisable stock options granted by the Company. Does not include 24,999 shares issuable pursuant to options granted by the Company, which are not currently exercisable.

(7)	Includes 31,700 shares issuable pursuant to exercisable options granted by the Company, and includes 3,100 shares owned by Mr. Foody’s wife. Mr. Foody disclaims beneficial ownership of the shares owned by his wife.

(8)	Includes 36,700 shares issuable pursuant to exercisable options granted by the Company, and includes 2,005 shares owned by a member of Mr. Fischer’s household.

(9)	Includes 20,000 shares issuable pursuant to exercisable options granted by the Company. Does not include 2,200 shares issuable pursuant to options granted by the Company which are not currently exercisable.

(10)	Includes 24,923 shares issuable pursuant to exercisable options granted by the Company. Does not include 3,200 shares issuable pursuant to options granted by the Company which are not currently exercisable.

(11)	Includes 25,700 shares issuable pursuant to exercisable options granted by the Company.

(12)	Includes 6,666 shares issuable pursuant to exercisable options granted by the Company. Does not include 14,167 shares issuable pursuant to options granted by the Company which are not currently exercisable.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted in 2000 and amended in 2004, a copy of which is attached as Appendix B to this Proxy Statement. This report reviews the actions taken by the Audit Committee with regard to the financial reporting process during the fiscal year ended June 30, 2004 and particularly with regard to the Company’s audited consolidated financial statements as of June 30, 2004 and June 30, 2003 and for the three years ended June 30, 2004.

The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as the Company’s independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met or acted by written consent seven times during the fiscal year ended June 30, 2004.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures required of auditors by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during the fiscal year ended June 30, 2004 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of the Company’s interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of its financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the SEC.

Audit Committee:
Steven R. Fischer
James G. Foody
John P. Reilly

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, which is required to be filed with the SEC, will be made available to shareholders to whom this Proxy Statement is mailed, without charge, upon written request to Mr. Richard P. Cleys, Chief Financial Officer, ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615.

By order of the Board of Directors,
October 27, 2004	Steven H. Owings Chairman of the Board

Appendix A

CHARTER OF THE NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

OF SCANSOURCE, INC.

PURPOSE AND RESPONSIBILITIES

The purpose of the Nominating Committee (the “Committee”) is to assist the Board of Directors of ScanSource, Inc. (the “Company”) by identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors, and to recommend that the Board of Directors select a slate of director nominees for election by the shareholders of the Company at the annual meeting of the shareholders of the Company, in accordance with the Company’s articles of incorporation and by-laws and South Carolina law.

COMPOSITION OF THE COMMITTEE

The members of the Committee shall be independent directors meeting the requirements of the NASDAQ National Market and shall be appointed by the Board of Directors on the recommendation of the then current Nominating Committee. The Chairman of the Committee shall be designated by the Board of Directors. In the absence of the Chairman, the members of the Committee may designate a chairman by majority vote. The Committee may form and delegate authority to subcommittees when appropriate.

OPERATIONS OF THE COMMITTEE

At least annually, the Committee shall review with the Board of Directors the appropriate skills and characteristics required of members of the Board. Any recommendation of director nominees to the Board shall be made by the Committee, but, in accordance with South Carolina law, the full Board of Directors shall have final responsibility for selecting nominees and recommending them for election by the shareholders. The Committee is responsible for developing and implementing the screening process necessary to identify qualified director candidates. As a part of its screening process, the Committee shall:

•	evaluate a candidate’s independence from the Company’s current management and other principal service providers, and the effect of any relationships that might impair independence, e.g., business, financial or family relationships with the Company’s management or other service providers; and

•	consider candidates proposed by the chief executive officer, by any director or by any shareholder, in accordance with procedures established by the Committee from time to time.

The Committee may determine, from time to time, the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the Board of Directors. The Committee has the authority to retain, at Company expense, and terminate any such search firm or consultant, including authority to approve the fees to be paid to such firm or consultant and all other retention terms.

On an annual basis, the Committee shall evaluate the membership of the committees of the Board of Directors. The Committee shall provide to the full Board of Directors the results of its evaluation, together with the Committee’s recommendation as to committee membership during the upcoming year, for consideration by the Board of Directors in connection with the annual committee appointment process. In the event of a vacancy on any of the committees of the Board of Directors, the Committee shall provide its recommendation regarding a replacement committee member to the full Board of Directors.

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The Committee shall have and may exercise all powers and authority of the Board of Directors as delegated by the Board of Directors to the extent permitted under Section 33-8-250 of the South Carolina Code of Laws.

The Committee shall perform any other activities consistent with this charter, the Company’s Articles of Incorporation and Bylaws and governing law as the Committee deems appropriate.

COMMITTEE MEETINGS

The Committee shall meet at least once per year. Other meetings may be held at the discretion of the Chairman of the Committee. Minutes of each of these meetings shall be kept.

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Appendix B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF SCANSOURCE, INC.

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the responsibility to request the Board of Directors to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of the Audit Committee’s duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASDAQ National Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.	Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

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2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

Independent Auditors

5.	The independent auditors are ultimately accountable and shall report directly to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and is directly responsible for the appointment, retention, compensation and oversight of the independent auditors.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

8.	Review the independent auditors audit plan – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

11.	Request the independent auditors to confirm in writing that the firm is in compliance with the accounting and exchange regulations as to independence.

Internal Audit Department and Legal Compliance

12.	Review the appointment, performance, and replacement of the senior internal audit executive.

13.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

14.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

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15.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other Audit Committee Responsibilities

16.	Annually prepare a report to shareholders if required by the Securities and Exchange Commission or the Stock Exchange(s) where company securities are listed. The report, if required, should be included in the Company’s annual proxy statement.

17.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

18.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

19.	Review financial and accounting personnel succession planning within the company.

20.	Annually review a summary of director and officers’ related party transactions and potential conflicts of interest.

21.	Annually review the Company’s conflict of interest policy and compliance with that policy from the appropriate management officer.

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Ú FOLD AND DETACH HERE Ú

SCANSOURCE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, DECEMBER 2, 2004, AT THE HYATT HOTEL, 220 NORTH MAIN STREET, GREENVILLE, SOUTH CAROLINA AT 10:00 A.M. LOCAL TIME.

The undersigned hereby appoints Michael L. Baur and Jeffery A. Bryson, or either of them acting in the absence of the other, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of ScanSource, Inc., a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the 2004 Annual Meeting of Shareholders of the Company and at any adjournment thereof, and the undersigned hereby instructs said proxies to vote as follows:

(1) Election of Directors:

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote as to all nominees

(This is considered a vote for all nominees)

NOTE: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

One-year term:

1.	Michael L. Baur
2.	Steven R. Fischer
3.	James G. Foody
4.	Michael J. Grainger
5.	Steven H. Owings
6.	John P. Reilly

Ú FOLD AND DETACH HERE Ú

(2)	Approval to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 25,000,000 to 45,000,000 shares.

FOR	☐	AGAINST	☐	ABSTAIN	☐

(3)	Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2005.

FOR	☐	AGAINST	☐	ABSTAIN	☐

(4)	In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

DATE

(Please sign exactly as shown on envelope addressed to you. If securities are jointly owned, each should sign. If voting less than all shares held, please so indicate.)
THIS PROXY WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND EACH OF THE MATTERS SET FORTH ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR BEST JUDGMENT.